UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2020

SKYE Life Ventures Ltd.

(Exact name of registrant as specified in charter)

British Columbia, Canada	000-55906	82-4383947
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5490 Notre Dame Est, Montreal, Quebec, Canada H1N 2C4

(Address of principal executive offices and zip code)

(604) 616-3331

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01

Other Events.

On January 28, 2020, the Financial Industry Regulatory Authority (“FINRA”) announced SKYE Life Ventures Ltd.’s (the “Company”) 1-for-9 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding stock, which went into effect on January 29, 2020. The stock began trading on a split-adjusted basis on January 29, 2020 on the OTC Markets under the ticker symbol “STNND”. The “D” is appended at the end of the ticker symbol for twenty (20) business days at which time the symbol will change to “SKLV”.

The Reverse Stock Split is in line with the Company’s previous disclosures about its business strategy, and was approved by the Board of Directors of the Company on or about November 8, 2019. Pursuant to the Company’s Articles and British Columbia corporate law, shareholder approval for the Reverse Stock Split was not required.

As a result of the Reverse Stock Split, the Company’s common shares will trade under a new CUSIP number. The Reverse Stock Split reduced the number of the Company’s outstanding common shares from approximately 72,000,000 to approximately 8,062,264. No fractional shares will be issued in connection with the reverse split; all fractional shares will be rounded up. Shareholders with shares held in certificate form will be able to exchange stock certificates by contacting the Company’s transfer agent, Nevada Agency and Transfer Company. Shareholders that hold shares in book-entry form or in brokerage accounts are not required to take any action and will see the impact of the reverse split reflected in their accounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2020	SKYE Life Ventures Ltd.

	By:	/s/ Stevan Perry
	Name:	Stevan Perry
	Title:	President